UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGP Ingredients, Inc. (the “Company”) has released the following advertisement notice (the “Notice”) to the stockholders of the Company in connection with the solicitation of proxies for the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”).  The Atchison Globe published the Notice on July 24, 2013.

On April 11, 2013, the Company filed a definitive proxy statement regarding the 2013 Annual Meeting with the U.S. Securities and Exchange Commission (the “SEC”).  The Company’s definitive proxy statement and a form of proxy were first mailed to holders of the Company’s common stock and preferred stock entitled to vote at the 2013 Annual Meeting (the “Stockholders”) on or about April 11, 2013. On July 12, the Company filed a supplement to the proxy statement, which was amended on July 16 and July 22.  The supplement to the proxy statement and an additional revised proxy card was mailed to the Stockholders on or about July 12, 2013.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SUPPLEMENT TO THE PROXY STATEMENT, THE AMENDMENTS TO THE SUPPLEMENT AND ANY OTHER RELEVANT DOCUMENTS (the “Proxy Solicitation Materials”) WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The Proxy Solicitation Materials relating to the 2013 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov.  The proxy statement and the proxy statement supplement can also be obtained free of charge from the Company at the Company’s website at www.mgpingredients.com, under section “For Investors” or upon written request to MGP Ingredients, Inc., Cray Business Plaza, 100 Commercial Street, Atchison, Kansas 66002, Attention: Corporate Secretary. In addition, copies of the proxy statement and the proxy statement supplement may be requested by contacting the Company’s proxy solicitor, Innisfree, by calling (888) 750-5834. Banks and brokerage firms should call Innisfree at (212) 750-5833.

The Company and its directors, director nominees, the Company’s chief executive officer and its chief financial officer (the “Participants”) may be deemed to be participants in the solicitation of proxies in connection with the 2013 Annual Meeting.  Information regarding the Participants in the solicitation is more specifically set forth in the definitive proxy statement and the proxy statement supplement that were filed by the Company with the SEC and which are available free of charge from the SEC and the Company, as indicated above.

About MGP Ingredients

MGP is a leading independent supplier of premium spirits, offering flavor innovations and custom distillery blends to the beverage alcohol industry. The Company also produces high quality food grade industrial alcohol and formulates grain-based starches and proteins into nutritional, as well as highly functional, innovations for the branded consumer packaged goods industry. Distilled spirits are produced at facilities in the adjacent towns of Lawrenceburg and Greendale, Indiana. The Company is headquartered in Atchison, Kansas, where a variety of distilled alcohol products and food ingredients are manufactured. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements

This Notice may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company. The Company does not undertake to update or revise forward-looking statements in this Notice to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws. No stock exchange or regulatory authority has approved or disapproved of the information contained herein.

An Important Message From MGP’s Independent Directors to MGP Stockholders and Members of the Atchison Community: We all realize a strong MGP is good for Atchison. Unfortunately, we believe the Cray Group, as led by Karen Seaberg, is attempting to seize control of MGP for their own interest. Their efforts to manipulate the corporate legacy that MGP’s founders worked hard to create puts MGP’s future at risk. The choice between MGP’s Independent Directors and the Cray Group is clear: Thank you again for your support, Important Additional Information MGP Ingredients, Inc., its directors, and certain of its officers are participants in the solicitation of proxies from MGP stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders. Important information concerning the identity and interests of these persons is available in the definitive proxy statement that MGP filed with the SEC on April 11, 2013 as subsequently supplemented, including the proxy supplement dated July 12, 2013. The definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning MGP are available free of charge at www.sec.gov and www.mgpingredients.com. Stockholders should carefully read the definitive proxy statement, including supplements thereto, before making any voting decision. The Independent Directors of the MGP Board HELP KEEP ATCHISON STRONG BY SUPPORTING MGP MGP STOCKHOLDERS ARE URGED TO VOTE THEIR WHITE PROXY CARD FOR A VIBRANT MGP AND AN ENDURING ATCHISON Their proposals would increase their control over MGP and that’s bad for stockholders, MGP and ultimately Atchison They have offered no new business plan for MGP and would derail MGP’s strong progress and good governance Their hostile actions are unnecessary and wasting MGP resources MGP’s independent directors are working to serve the best interests of all MGP stockholders and the communities where we do business MGP is on the right path to increasing profitability MGP’s experienced, high quality Board and management team are vital to MGP’s future INDEPENDENT DIRECTORS CRAY GROUP Creating a Strong and Vibrant MGP for All Out to Seize Control of MGP for Their Own Interest John R. Speirs Chairman Michael Braude Director John E. Byom Director Gary Gradinger Director Linda E. Miller Director Daryl R. Schaller Ph.D. Director If you have questions about how to vote your shares, or need additional assistance, please contact: Stockholders Call Toll-Free: (888) 750-5834